UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 22, 2016

The Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road
Wilmington, DE 19809
(Address of principal executive offices, including zip code)

302-385-5000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 22, 2016, The Bancorp, Inc. sold $65 million of mostly commercial real estate loans from its discontinued commercial loan portfolio, reducing such portfolio (net of marks) from approximately $400 million at June 30, 2016 to approximately $335 million, a decrease of 16%, at August 22, 2016.  A gain of $500,000 was recognized on the sale.  A copy of the press release regarding the sale is annexed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release dated August 24, 2016

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2016	The Bancorp, Inc.

By: /s/ Paul Frenkiel
Name: Paul Frenkiel
Title: Executive Vice President, Chief
Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated August 24, 2016